Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into this 18th day of October, 2006, by and between RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), and LARRY E. LEE, an individual (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of May 8, 2006 (the “Agreement”); and

WHEREAS, the Board of Directors of the Company and the Executive have agreed that the Agreement should be amended to reflect the intent of the parties with respect to certain perquisites and benefits to which the Executive should be and is entitled and which are not specifically set out in the Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, it is hereby agreed that the Agreement should be and is hereby amended as follows:

1.              Subparagraph (ix) of Section 2(b) of the Agreement is deleted in its entirety, and the following subparagraphs (ix) though (xii) are substituted therefor:

“(ix)        Term Life Insurance. During the Employment Period, the Company shall pay 100% of the annual premium on a $5,000,000 term life insurance policy covering the Executive as the insured (the “Policy”). The Policy shall be owned by the Executive and the death benefit payable thereunder shall be payable to the Executive or his designee.

(x)           Annual Physical Examination. During the Employment Period, the Executive shall have the right, at the Company’s sole cost and expense, to have an annual, comprehensive physical examination at any medical facility of Executive’s choice located in the Continental United States, including related diagnostic and screening tests, examinations, procedures and laboratory work.

(xi)         Country Club Dues/Expenses. During the Employment Period, the Company shall pay or reimburse Executive for all monthly dues and related membership expenses, and all Company business related charges, incurred by Executive in connection with one (1) country club membership owned by Executive.

(xii)        Effect of Increases. Any increase in Base Salary, Bonus or any other benefit or perquisite described in the foregoing Sections (i)-(xi) shall in no way diminish any obligation of the Company under this Agreement.”

2.	In all other respects, the Agreement remains unchanged and in full force and effect.

EXECUTED this 18th day of October, 2006, but effective for all purposes as of the Effective Time.

“COMPANY”

RAM ENERGY RESOURCES, INC., a Delaware corporation

By: /s/John M. Longmire

Senior Vice President and CFO

“EXECUTIVE”

/s/Larry E. Lee

Larry E. Lee